Investors / Corporate: David S. Bassin, CFO inVentiv Health, Inc. (732) 537-4804 investor@inventivhealth.com	Media: Marcia Frederick inVentiv Health, Inc. (614) 543-6281 mfrederick@inventivhealth.com

inVentiv Health Reports Financial Results
for Second Quarter 2008

•	Second Quarter Total Revenues Up 23% to $285.0mm; Net Revenues Up 22% to $236.0mm
•	Second Quarter Adjusted EPS of $0.40 Including Stock Compensation (GAAP EPS of $0.39)
•	New Business Pipeline Increases to $400mm
•	Strong Cash Flow from Operations of $33.4mm for the Quarter

See note (1) below for an explanation of all non-GAAP financial measures.   All segment information is presented on a comparable basis as if the Company had operated with four segments since inception.

SOMERSET, NEW JERSEY, August 7, 2008 ― inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and healthcare industries, today announced financial results for the second quarter 2008.

Second Quarter 2008 Results from Continuing Operations:

•
Total revenues increased 23% to $285.0 million for the second quarter of 2008, compared to $232.4 million for the second quarter of 2007.  Net revenues increased 22% to $236.0 million, compared to $193.5 million for the second quarter of 2007.  Adjusted for the impact of acquisitions pro-forma organic net revenue growth for the trailing twelve-month period was 10%.

•
Adjusted EBITDA increased 21% to $36.3 million for the second quarter of 2008, compared to $30.0 million for the second quarter of 2007.  GAAP operating income increased 85% to $28.0 million for the second quarter of 2008, compared to $15.1 million for the second quarter of 2007.

•	Adjusted operating income increased 20% to $28.0 million for the second quarter of 2008, compared to $23.3 million for the second quarter of 2007.

•
Adjusted income from continuing operations was $13.3 million for the second quarter of 2008, compared to $12.2 million for the second quarter of 2007.  GAAP income from continuing operations was $13.1 million for the second quarter of 2008, compared to $7.2 million for the second quarter of 2007.

•
Adjusted diluted earnings per share (EPS), including stock compensation expense, was $0.40 for the second quarter of 2008, compared to $0.38 for the second quarter of 2007.  GAAP diluted EPS was $0.39 for the second quarter of 2008, compared to $0.22 for the second quarter of 2007.

Segment Results:

•
inVentiv Clinical reported record total revenues of $54.4 million during the second quarter of 2008, up 16% from $47.0 million during the second quarter of 2007.  Billable headcounts in clinical staffing continued to increase, and the strong momentum in functional outsourcing continued during the second quarter, further strengthening inVentiv Clinical’s market position in an expanding clinical trials marketplace.

•
inVentiv Communications reported record total revenues of $95.7 million during the second quarter of 2008, up 45% from $65.9 million during the second quarter of 2007, and includes the results from several acquisitions completed during 2007.  While the division was impacted during the quarter by some FDA non-approvals, it also delivered a number of new wins or expansions with existing accounts and increased its new business pipeline significantly.

•
inVentiv Commercial reported total revenues of $105.2 million during the second quarter of 2008, up 8% from $97.8 million during the second quarter of 2007 driven largely by the replacement of Novartis, coupled with additional new sales forces.  The division continues to maintain a strong new business pipeline and expansion of its ‘on-boarding’ programs driving renewed momentum and growth over the course of 2008.

•
inVentiv Patient Outcomes reported total revenues of $29.7 million during the second quarter of 2008, up 37% from $21.7 million during the second quarter of 2007.  The strong performance included several new wins in the patient compliance and nurse educator businesses, as well as the inclusion of results from AWAC.

Mr. Blane Walter, Chief Executive Officer of inVentiv Health, commented, “I am pleased with inVentiv’s second quarter results.  Our ability to deliver continued growth in the current market environment is a testament to our unique leadership position and diversified business model.  While I am disappointed with certain events that are causing some near-term challenges in the second half of the year, our new business pipeline is strong, and, as a growing number of pharmaceutical companies seek outsourced solutions we continue to be uniquely well positioned to benefit from those trends.  Long-term, we remain focused on our vision of building the industry's leading integrated network that will deliver broad, multifaceted solutions to clients."

2008 Financial Targets Update

The Company is targeting adjusted earnings per share for the second half of 2008 of $0.90- $0.95, equivalent to GAAP earnings per share of $0.88 - $0.93. The Company stated that revised targets for the second half of the year are being driven by certain of its clients' products receiving FDA non-approvals, reductions in client marketing spends, and increased gas prices.

Adjusted guidance figures exclude derivative interest income or expense related to the Company’s interest rate hedge on its term loan facility, and assume no additional impairment charges from marketable securities or non-recurring tax adjustments.

Conference Call Information

Thursday, August 7, 2008, 9:00 a.m. Eastern Time
Call in number: (800) 358-8448 (Domestic) or (706) 902-2979 (International)
Live and archived webcast: www.inVentivHealth.com

A replay of the call will be available immediately following the call through August 14, 2008 at (800) 642-1687 or (706) 645-9291.  The conference ID number for the replay is 55382756.

In concert with the call, information regarding inVentiv Health’s historical and recent operational and financial performance will be available at www.inVentivHealth.com/health/investorRelations/investorDecks.asp.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success.  inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes.  inVentiv Health's client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payer companies, including all top 20 global pharmaceutical manufacturers.  For more information, visit www.inVentivHealth.com.

inVentiv Health Reports
Second Quarter 2008 Results

(1)  USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures. The Company’s objectives in presenting non-GAAP financial measures are:

•	To present the financial statements on a more comparable period-to-period basis;

•	To enhance investors’ overall understanding of the Company’s past financial performance and its planning and forecasting of future periods; and

•	To allow investors to assess the Company’s financial performance using management’s analytical approach.

Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.  The "adjusted" non-GAAP financial measures discussed in this press release are related to the following two factors:

•
Derivative Interest: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006.  In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness.   For the three-months ended June 30, 2008 and 2007, the Company recorded $0.3 million of interest expense (approximately $0.2 million, net of taxes), respectively, relating to the ineffectiveness of the hedge for each quarter.  Net interest expense was adjusted to exclude these adjustments in their respective periods.

•
Certain Receivable Reserves:  During the second quarter of 2007, the Company recorded additional reserves for receivables and other related expense of $8.2 million ($4.8 million net of taxes) mainly relating to a collections issue due to the bankruptcy of one of its Commercial clients. Historical write-offs have been minimal and the Company does not believe there is a significant risk that the circumstances giving rise to these additional reserves will recur in future periods.

In addition, this press release contains non-GAAP financial measures related to the pro-forma organic net revenue growth rate for 2008.  This growth rate is calculated as if all companies acquired by the Company as of June 30, 2008 were owned by it as of January 1, 2007.  Finally, this release contains the non-GAAP financial measure Adjusted EBITDA, which is defined as adjusted operating income before depreciation and amortization.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included herein, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

inVentiv Health Reports
Second Quarter 2008 Results
]

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially.  Such risks include, without limitation: our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations; our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital to fund our operations; our ability to grow our existing client relationships, obtain new clients and cross-sell our services; our ability to successfully operate new lines of business; our ability to manage our infrastructure and resources to support our growth; our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations; any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software; the potential impact of government regulation on us and on our clients base; our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws; our ability to recruit, motivate and retain qualified personnel, including sales representatives; the actual impact of the adoption of certain accounting standards;our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance; changes in trends in the healthcare and pharmaceutical industries or in pharmaceutical outsourcing; and our inability to determine the actual time at which the liquidation of the Columbia Strategic Cash Portfolio will be completed or the total losses that we will actually realize from that investment vehicle.  Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

# # #

inVentiv Health Reports
Second Quarter 2008 Results

Table 1
inVentiv Health, Inc.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)
	For the Three-Months Ended		For the Six-Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues	$236,003	$193,455	$460,581	$369,846
Reimbursed out-of-pockets	49,039	38,979	86,782	84,544
Total revenues	285,042	232,434	547,363	454,390

Operating expenses:
Cost of services	144,786	122,728	287,575	239,901
Reimbursable out-of-pocket expenses	52,950	40,146	90,434	85,801
Selling, general and administrative expenses	59,278	54,445	121,484	95,030
Total operating expenses	257,014	217,319	499,493	420,732

Operating income	28,028	15,115	47,870	33,658
Interest expense	(6,309)	(3,884)	(12,691)	(7,446)
Interest income	417	502	1,247	1,342
Income from continuing operations before income tax provision, minority interest in income of subsidiary and income (loss) from equity investments	22,136	11,733	36,426	27,554
Income tax provision	(8,751)	(4,445)	(14,393)	(9,859)
Income from continuing operations before minority interest in income of subsidiary and income (loss) from equity investments	13,385	7,288	22,033	17,695
Minority interest in income of subsidiary	(316)	(234)	(892)	(489)
Income (loss) from equity investments	6	111	(35)	346
Income from continuing operations	13,075	7,165	21,106	17,552

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	94	92	107	175
Net income from discontinued operations	94	92	107	175

Net income	$13,169	$7,257	$21,213	$17,727

Earnings per share:
Continuing operations:
Basic	$0.40	$0.23	$0.64	$0.57
Diluted	$0.39	$0.22	$0.63	$0.55
Discontinued operations:
Basic	$0.00	$0.00	$0.01	$0.00
Diluted	$0.00	$0.01	$0.01	$0.01
Net income:
Basic	$0.40	$0.23	$0.65	$0.57
Diluted	$0.39	$0.23	$0.64	$0.56
Weighted average common shares outstanding:
Basic	33,066	31,336	32,844	30,874
Diluted	33,519	32,026	33,349	31,631

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(unaudited)

	June 30,	December 31,
	2008	2007

Cash	$78,924	$50,973
Restricted Cash and Marketable Securities (1)	$25,104	$47,164
Accounts Receivable, Net	$138,280	$162,198
Unbilled Services	$113,005	$89,384
Total assets	$1,113,823	$1,110,856
Client Advances & Unearned Revenue	$69,540	$76,696
Working Capital (2)	$173,972	$130,852
Long-term debt (3)	$326,700	$328,350
Capital Lease Obligations (3)	$35,828	$38,409
Depreciation (4)	$9,476	$18,169
Amortization (4)	$7,433	$10,939
Days Sales Outstanding (5)	73	79

1)	Includes $5.1 million long term marketable securities currently classified as Deposits and Other Assets.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding (“DSO”) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended.

Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three Months Ended June 30, 2008 and 2007
(unaudited)

Reconciliation of Adjusted Operating Income and Adjusted EBITDA (in millions)	Three-Months Ended June 30,
	2008	2007
Operating income, as reported	$28.0	$15.1
Receivable reserve	--	8.2
Operating income, as adjusted	$28.0	$23.3
Add: Depreciation	4.5	4.6
Add: Amortization	3.8	2.1
Adjusted EBITDA *	$36.3	$30.0
* before minority interest in income of subsidiary and income from equity investments

Reconciliation of Income from Continuing Operations (in millions)	Three-Months Ended June 30,
(Subtract) Add	2008	2007
Income from continuing operations, as reported	$13.1	$7.2
Receivable reserve, net of taxes	--	4.8
Derivative interest, net of taxes	0.2	0.2
Income from continuing operations, as adjusted	$13.3	$12.2

Reconciliation of Earnings per Share	Three-Months Ended June 30,
(Subtract) Add	2008	2007
Diluted earnings per share from continuing operations, as reported	$0.39	$0.22
Receivable reserve, net of taxes	--	0.15
Derivative interest, net of taxes	0.01	0.01
Diluted earnings per share from continuing operations, as adjusted	$0.40	$0.38

2008 Financial Targets Reconciliation
Targets
2nd Half of 2008
Diluted earnings per share from continuing operations	$0.88-$0.93
Derivative interest, net of taxes	0.02
Diluted earnings per share from continuing operations, as adjusted	$0.90 - $0.95

Proforma Growth Rate on a Net Revenue Basis	Twelve-Months Ended June 30,
(unaudited)	2008 vs 2007
Growth rate, as reported	26%
Less: Acquisition Growth Rate	(16%)
Growth rate, proforma	10%